UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 24, 2020
PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-07572 (Commission File Number)	13-1166910 (IRS Employer Identification No.)

200 MADISON AVENUE, NEW YORK, New York		10016
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number including area code: (212)-381-3500
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 24, 2020, PVH Corp. (“PVH”) issued a press release to announce that it has closed its previously announced private offering of an additional €175,000,000 of its 3 5/8% Senior Notes due 2024 (the “Additional Notes”), issued under the Indenture (the “Indenture”), dated as of June 20, 2016, among PVH, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent, and Elavon Financial Services DAC, as transfer agent and registrar.  The aggregate principal amount of PVH’s 3 5/8% Senior Notes due 2024 outstanding, including the Additional Notes, is €525,000,000.  A description of certain material terms of PVH’s 3 5/8% Senior Notes due 2024 is included under Item 1.01 of PVH’s Current Report on Form 8-K filed on June 20, 2016, which description is incorporated herein by reference.
The net proceeds of the sale of the Additional Notes will be used by PVH for general corporate purposes, including, among other things, the repayment of outstanding indebtedness.
The foregoing description of the Additional Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which PVH previously filed as Exhibit 4.1 to its  Current Report on Form 8-K, filed on June 20, 2016.
A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated as of April 24, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 24, 2020

PVH CORP.

By: /s/ Mark D. Fischer Mark D. Fischer Executive Vice President and Secretary